--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                         Statement to Certificateholders

                                 August 16, 1999
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                       DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
            ORIGINAL            PRIOR                                                                                  CURRENT
              FACE            PRINCIPAL                                                      REALIZED   DEFERRED      PRINCIPAL
  CLASS       VALUE            BALANCE          PRINCIPAL       INTEREST         TOTAL        LOSSES    INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   A1     357,735,172.00    161,735,254.02    4,615,089.57      779,204.51    5,394,294.08     0.00      0.00       157,120,164.45
   A2      40,000,000.00     18,084,355.88      516,034.20       86,965.66      602,999.86     0.00      0.00        17,568,321.68
   SI       8,117,044.50      8,099,457.82            0.00       54,516.23       54,516.23     0.00      0.00         8,099,457.82
    R               0.00              0.00            0.00      485,148.70      485,148.70     0.00      0.00                 0.00
 TOTALS   405,852,216.50    187,919,067.72    5,131,123.77    1,405,835.10    6,536,958.87     0.00      0.00       182,787,943.95


------------------------------------------------------------------------------------        ---------------------------
           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                       PASS-THROUGH RATES
------------------------------------------------------------------------------------        ---------------------------
             PRIOR                                                      CURRENT                             CURRENT
           PRINCIPAL                                                   PRINCIPAL              CLASS        PASS-THRU
 CLASS       FACTOR        PRINCIPAL       INTEREST       TOTAL          FACTOR                               RATE
------------------------------------------------------------------------------------        ---------------------------
   A1     452.10889697    12.90085497    2.17816019    15.07901515    439.20804200             A1         5.420000 %
   A2     452.10889700    12.90085500    2.17414150    15.07499650    439.20804200             A2         5.410000 %
   SI     997.83336410     0.00000000    6.71626600     6.71626600    997.83336410             SI         0.000000 %
 TOTALS   463.02338654    12.64283786    3.46390889    16.10674675    450.38054868




--------------------------------------------------------------------------------
   IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT
                         THE ADMINISTRATOR LISTED BELOW:

                                   Mina Sharaf
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                          Email: mina.sharaf@chase.com
--------------------------------------------------------------------------------




/X/                              (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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


                                                                     Page 2 of 3



--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 August 16, 1999
--------------------------------------------------------------------------------

 Sec. 4.01(i)       Principal Collections recieved during the Collection Period                5,131,113.18
                    Interest Collections recieved during the Collection Period                 1,357,651.43
                    Additional Draw Amount                                                     3,250,229.57

 Sec. 4.01(iii)     Floating Allocation Percentage                                                95.735944 %
                    Fixed Allocation Percentage                                                   98.000000 %

 Sec. 4.01(iv)      Investor Certificate Interest Collections                                  1,223,990.05

 Sec. 4.01(v)       Investor Certificate Principal Collections                                 8,213,715.89

 Sec. 4.01(vi)      Seller Interest Collections                                                   54,516.23
                    Seller Principal Collections                                                       0.00

 Sec. 4.01(xi)      Accelerated Principal Distribution Amount                                         10.59
                    Accelerated Principal Distribution Amount Actually Distributed                    10.59

 Sec. 4.01(xiii)    Amount Required to be Paid by Seller                                               0.00
                    Amount Required to be Paid by Servicer                                             0.00

 Sec. 4.01(xiv)     Servicing Fee                                                                 79,145.15
                    Accrued and Unpaid Servicing Fees                                                  0.00

 Sec. 4.01(xv)      Liquidation Loss Amounts (Net of Charge Off Amounts)                               0.00
                    Charge Off Amounts                                                                 0.00
                    Charge Off Amounts allocable to Investor Certificateholders                        0.00

 Sec. 4.01(xvi)     Pool Balance as of end of preceding Collection Period                    189,948,365.75
                    Pool Balance as of end of second preceding Collection Period             194,336,944.07

 Sec. 4.01(xvii)    Invested Amount                                                          176,717,736.54

 Sec. 4.01(xxi)     Has a Rapid Amortization Event Ocurred?                                              NO

 Sec. 4.01(xxii)    Has an Event of Default Ocurred?                                                     NO

 Sec. 4.01(xxiii)   Amount Distributed to Credit Enhancer per 5.01(a)(1)                           9,462.29
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                               0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                        0.00

 Sec. 4.01(xxiv)    Guaranteed Principal Distribution Amount                                           0.00

 Sec. 4.01(xxv)     Credit Enhancement Draw Amount                                                     0.00

 Sec. 4.01(xxvi)    Amount Distributed to Seller per 5.01(a)(10)                                 348,347.00

 Sec. 4.01(xxvii)   Maximum Rate                                                                     8.1288 %
                    Weighted Average Net Loan Rate                                                   8.1288 %



/X/                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 August 16, 1999
--------------------------------------------------------------------------------


 Sec. 4.01(xxviii)  Minimum Seller Interest                                                    3,696,345.05

 Sec. 4.01(xxix)    Required Servicer Advance                                                          0.00
                    Unreimbursed Required Servicer Advance                                             0.00
                    Required Servicer Advance Reimbursement                                            0.00

 Sec. 4.01(xxx)     Spread Account Requirement                                                 3,005,688.08
                    Amount on deposit in the Spread Account                                    3,005,688.08
                    Spread Account Deposit                                                        13,979.07
                    Spread Account Withdrawal                                                    136,801.71


                                     Delinquencies
             -----------------------------------------------------------
                                        Group 1
             -----------------------------------------------------------
             Period          Number    Principal Balance      Percentage
             -----------------------------------------------------------
             31-60 days        64        1,900,323.48            1.03 %
             61-90 days        16          377,554.95            0.20 %
             91-120 days        6          118,121.49            0.06 %
             121+ days         21          691,961.58            0.37 %
             Total            107        3,087,961.50            1.66 %


                              Loans in Foreclosure
                     -----------------------------------------
                                     Group 1
                     -----------------------------------------
                     Number     Principal Balance   Percentage
                     -----------------------------------------
                          0                  0.00       0.00 %


                                  Loans in REO
                     -----------------------------------------
                                     Group 1
                     -----------------------------------------
                     Number     Principal Balance   Percentage
                     -----------------------------------------
                          0                  0.00       0.00 %








/X/                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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